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                                                                     EXHIBIT 4.2

                          THIRD SUPPLEMENTAL INDENTURE

      This Third Supplemental Indenture, dated as of July 30, 2004 (this "Third Supplemental Indenture"), among R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), Reynolds American Inc., a North Carolina corporation ("RAI"), R. J. Reynolds Tobacco Company, a North Carolina corporation ("Successor RJRT"), RJR Acquisition Corp., a Delaware corporation ("RJRA"), GMB, Inc., a North Carolina corporation ("GMB"), FHS, Inc., a Delaware corporation ("FHS"), R. J. Reynolds Tobacco Co., a Delaware corporation ("Reynolds Tobacco"), RJR Packaging, LLC, a Delaware limited liability company ("RJR Packaging"), BWT Brands, Inc., a Delaware corporation ("BWT") and The Bank of New York, as Trustee under the Indenture referred to below.

                                   WITNESSETH:

      WHEREAS, the Company, R. J. Reynolds Tobacco Company, a New Jersey corporation and a predecessor of Successor RJRT ("Old RJRT"), and the Trustee have heretofore executed and delivered an Indenture, dated as of May 15, 1999 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $550,000,000 of the Company's 7 3/8% Notes due 2003, an aggregate principal amount of $500,000,000 of the Company's 7 3/4% Notes due 2006, and an aggregate principal amount of $200,000,000 of the Company's 7 7/8% Notes due 2009 of the Company (the "Notes");

      WHEREAS, the Company has combined the business and operations of Old RJRT with those of another entity as a result of the structure of which, among other things, the Company became a direct, wholly owned subsidiary of RAI, Successor RJRT succeeded to Old RJRT and BWT became a direct, wholly owned subsidiary of Successor RJRT;

      WHEREAS, Section X.5 of the Indenture provides that the Company is required to cause each Subsidiary other than Old RJRT (whether previously existing or created or acquired by the Company) which becomes a Bank Credit Agreement Guarantor, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with each other Guarantor, the full and prompt payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest, including Additional Interest, on the Notes on an unsecured and unsubordinated basis, and all other Obligations of the Company under the Indenture, and become a party to the Indenture as a Guarantor for all purposes of the Indenture;

      WHEREAS, BWT, Successor RJRT, RJRA, GMB, FHS, Reynolds Tobacco and RJR Packaging are each a Bank Credit Agreement Guarantor;

      WHEREAS, the Company, Old RJRT, RJRA and the Trustee have heretofore executed and delivered a First Supplemental Indenture, dated as of December 12, 2000, pursuant to which RJRA became a party to the Indenture as a Guarantor and guaranteed the payment of the Obligations in accordance with Article X of the Indenture, and such parties, together with Reynolds Tobacco, RJR Packaging, FHS, GMB and Santa Fe Natural Tobacco Company, Inc. ("Santa Fe"), have heretofore executed and delivered a Second Supplemental Indenture, dated as of June 30, 2003, pursuant to which Reynolds Tobacco, RJR Packaging, FHS, GMB and Santa Fe each became a party to the

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Indenture as a Guarantor and guaranteed the payment of the Obligations in accordance with Article X of the Indenture;

      WHEREAS, RAI has determined that it is desirable and would be a direct benefit to RAI, along with the Company, Successor RJRT, RAI, Reynolds Tobacco, RJR Packaging, FHS, GMB and BWT, for RAI to similarly execute and deliver to the Trustee a supplemental indenture pursuant to which RAI will unconditionally guarantee, on a joint and several basis with the Guarantors, the full and prompt payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest, including Additional Interest, on the Notes on an unsecured and unsubordinated basis, and all other Obligations of the Company under the Indenture, and become a party to the Indenture to the same extent as a Guarantor; and

      WHEREAS, pursuant to Section IX.1 of the Indenture, the Company, the Guarantors, RAI and the Trustee are authorized or permitted to execute and deliver this Third Supplemental Indenture to amend the Indenture, without the consent of any Noteholder.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                    ARTICLE I

                                   Definitions

      SECTION 1.1 Defined Terms. As used in this Third Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Third Supplemental Indenture shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

      SECTION 2.1 Agreement to be Bound. Successor RJRT and BWT each hereby becomes a party to the Indenture as a Guarantor, and RAI becomes a party to the Indenture to the same extent as if it were a Guarantor, and each such party will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Successor RJRT, BWT and RAI each agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

      SECTION 2.2 Guarantee. Successor RJRT, BWT and RAI each hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and

                                       2
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punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, of all of the Obligations of the Company under the Indenture in accordance with Article X of the Indenture.

                                   ARTICLE III

                                  Miscellaneous

      SECTION 3.1 Notices. All notices and other communications to a Guarantor or RAI shall be given as provided in the Indenture to the Guarantor or RAI, as the case may be, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

      SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or the Indenture or any provision herein or therein contained.

      SECTION 3.3 Governing Law. This Third Supplemental Indenture shall be governed by the laws of the State of New York.

      SECTION 3.4 Severability Clause. In any case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

      SECTION 3.5 Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity of this Third Supplemental Indenture.

      SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Third Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

      SECTION 3.7 Headings. The headings of the Articles and the sections in this Third Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

      SECTION 3.8 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the Guarantors and RAI and not of the Trustee.

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      IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed as of the date first above written.

                                  R.J. REYNOLDS TOBACCO HOLDINGS,INC.

Address:
401 North Main Street
Winston-Salem, NC 27102

                                  By: /s/ McDara P. Folan, III
                                     ---------------------------------------
                                      Name: McDara P. Folan, III
                                      Title: Vice President and Secretary




Address:                          REYNOLDS AMERICAN INC.,
401 North Main Street                as a guarantor
Winston-Salem, NC 27102

                                  By: /s/ McDara P. Folan, III
                                     ---------------------------------------
                                      Name: McDara P. Folan, III
                                      Title: Vice President, Deputy General
                                              Counsel and Secretary

Address:                          RJR ACQUISITION CORP.,
1007 N. Orange Street                  as a Guarantor
Suite 1402
Wilmington, DE  19801

                                  By: /s/ McDara P. Folan, III
                                     ---------------------------------------
                                      Name: McDara P. Folan, III
                                      Title: Vice President and Assistant
                                             Secretary

Address:                          R.J. REYNOLDS TOBACCO COMPANY,
401 North Main Street                  as a Guarantor
Winston-Salem, NC 27102
                                  By: /s/ Lynn L. Lane
                                     ---------------------------------------
                                      Name: Lynn L. Lane
                                      Title: Senior Vice President and
                                             Treasurer

Address:                          R.J. REYNOLDS TOBACCO CO.,
401 North Main Street                   as a Guarantor
Winston-Salem, NC 27102
                                  By: /s/ Lynn L. Lane
                                     ---------------------------------------
                                      Name: Lynn L. Lane
                                      Title: Treasurer

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Address:                          RJR PACKAGING, LLC,
220 East Polo Road                    as a Guarantor
Winston-Salem, NC 27102

                                  By: /s/ McDara P. Folan, III
                                     --------------------------------------
                                      Name: McDara P. Folan, III
                                      Title: Secretary

Address:                          FHS, INC.,
1007 N. Orange Street                 as a Guarantor
Suite 1402
Wilmington, DE  19801

                                  By: /s/ Caroline M. Price
                                     --------------------------------------
                                      Name: Caroline M. Price
                                      Title: President

Address:                          GMB, INC.,
401 North Main Street                 as a Guarantor
Winston-Salem, NC 27102

                                  By: /s/ Daniel A. Fawley
                                     ---------------------------------------
                                  Name: Daniel A. Fawley
                                  Title: Treasurer

Address:                          BWT BRANDS, INC.,
401 North Main Street                 as a Guarantor
Winston-Salem, NC 27102

                                  By: /s/ Daniel A. Fawley
                                     --------------------------------------
                                  Name: Daniel A. Fawley
                                  Title: Treasurer

THE BANK OF NEW YORK, as Trustee

By: /s/ Derek Kettel
   -------------------------------
     Name:  Derek Kettel
     Title: Agent